                                                                   Exhibit 10.12


                         SOFTWARE LICENSING AGREEMENT
            SOURCE CODE LICENSE AND DERIVATIVE PRODUCT DISTRIBUTION
                              Agreement # S-1163
                                          ------

     THIS Agreement (the "Agreement") is made and entered into in San Jose, California, and is effective as of June 8, 1999 ("Effective Date") between Lynx Real-Time Systems, Inc., a California corporation with principal offices at 2239 Samaritan Drive, San Jose, CA 95124 ("Lynx"), and Rockwell Collins, Inc., a Delaware corporation, with offices at 400 Collins Road, NE, Cedar Rapids, IA 52498 ("Licensee").

     IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

--------------------------------------------------------------------------------

1.   DEFINITIONS
     -----------

     1.1  "Source Code" shall mean NFS Client and Server ("NFS"), and LynxOS
3.0.1 Development Operating System ("LynxOS"), which both include human-readable code for version 3.0.1 and any later releases provided for Licensee by Lynx under the Priority Software Support Agreement . LynxOS contains source code for the PowerPC, and also includes test suites, electronic (FrameMaker) versions of the LynxOS Documentation, and media.

     1.2 "Software Tools" shall mean Total View, TimeScan, and Insure++, in object code only (not source code) and any later releases provided for Licensee by Lynx under the Priority Software Support Agreement effective June 8, 1999.

     1.3 "ODE" means Open Development Environment, which includes LynxOS as well as various other tools (but not including Software Tools). Certain tools called utilities, which may be part of a public domain software collection, may be included in the ODE as a convenience to Licensee at no charge. Such utilities, if licensed by Licensee, shall be licensed under separate agreement.

     1.4 "LynxOS" means the binary code format of LynxOS 3.0.1 Development Operating System (and any later releases provided for Licensee by Lynx under the Priority Software Support Agreement effective June 8, 1999.

     1.5 "NFS" shall mean the binary code format of NFS Client and Server version 3.0.1 and any later releases provided for Licensee by Lynx under the Priority Software Support Agreement effective June 8, 1999.

     1.6 "Binary Distributables" means the binary code format (not the source code format) of LynxOS and NFS, including any modifications made by Licensee.

     1.7 "Derivative Product" means a product developed and marketed by Licensee which a) is based on the LynxOS, NFS or ODE; b) the Licensee adds additional software which runs as part of LynxOS and NFS, and provides additional or modified functionality; c) the end-user of the system cannot directly access LynxOS or NFS and run general programs on LynxOS or NFS; d) the system is marketed for a specialized application, provided by the modifications added by Licensee, and not marketed or used as a general purpose computer or workstation; and e) may or may not include functional applications layers.

     1.8 "Agreement" shall mean this SOFTWARE LICENSING AGREEMENT SOURCE CODE LICENSE AND DERIVATIVE PRODUCT DISTRIBUTION, together with Exhibit A-SOURCE CODE SOFTWARE LICENSE & DERIVATIVE PRODUCT DISTRIBUTION EXHIBIT, Exhibit B-PRODUCT LIST & PRICING SCHEDULE, Exhibit C -END-USER SUBLICENSE RESTRICTIONS, Exhibit D-LICENSED USERS and Exhibit E-PROPRIETARY NOTICE.

     1.9 "Sale or Selling. All references in this Agreement to the "sale" or "selling" of products shall mean the granting of a license as defined in this Agreement.


CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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

     1.10 "Documentation" means all the manuals and other related user documentation normally provided by Lynx for use with the Source Code, Software Tools and/or ODE.

2.   GRANT OF LICENSE
     ----------------

     2.1  License. Subject to the terms and conditions of this Agreement, Lynx
          -------
hereby grants Licensee the rights as defined in Exhibit A, attached hereto. Licensee and Lynx agree to the restrictions, obligations and other terms set forth in Exhibit A.

3.   PAYMENT & COMPENSATION
     ----------------------

     3.1  Fees & Royalties. Licensee shall pay fees, if any, and royalties
          -----------------
according to the terms of Exhibits A & B. Upon execution of this Agreement, Lynx will invoice Licensee for all applicable fees as defined in Exhibit B. In addition, Lynx shall invoice Licensee for additional Source Code, Software Tools or ODE ordered by Licensee and for any other amounts due to Lynx hereunder as such amounts are incurred. Licensee agrees to pay all invoices, with the exception of royalties, which are discussed in subsection 3.3 below, within forty-five (45) days after Licensee receives all items included on such invoice.

     3.2  Taxes. All duties and taxes payable in the country of manufacture of
          ------
the Source Code, Software Tools or ODE due under the laws of that country shall be borne by Lynx. Lynx is liable for and shall pay all taxes, impositions, charges and exactions imposed on or measured by this Agreement except those Licensee specifically agrees or is required by law to pay and which are separately stated on Lynx's invoice. Prices shall not include any taxes, impositions, charges and exactions for which Licensee has furnished an exemption certificate.

     3.3  Reports. Licensee shall, within forty-five (45) days of the end of
          --------
each calendar quarter, deliver to Lynx a report detailing the number of copies of Binary Distributables made and the number of Derivative Products distributed by Licensee during the previous calendar quarter, and setting forth the aggregate royalties due and owing to Lynx thereon. A payment for the amount of aggregate royalties owed shall be sent by Licensee to Lynx within forty-five
(45) days of the end of each calendar quarter. All payments hereunder will be in U.S. Dollars, without deductions of any kind. Royalty payments made by Licensee under this Agreement will be non-refundable to Licensee, except as otherwise stated in Section 11.1 herein.

     3.4  Audit Rights. Licensee agrees to make and to maintain until the
          ------------
expiration of five (5) years after the payment in question under this Agreement is due, sufficient books, records and accounts regarding Licensee's copying for internal use and distribution of Derivative Products in order to calculate and confirm Licensee's royalty obligations hereunder. Lynx shall have the right not more than once every twelve (12) months to examine such books, records and accounts during Licensee's normal business hours to verify Licensee's reports on the amount of payments made to Lynx under this Agreement, and Licensee's compliance with the terms and conditions of this Agreement. If any such examination discloses a shortfall in the royalties due to Lynx hereunder, Licensee shall reimburse Lynx for the full amount of shortfall. Should an audit discover any errors or omissions by Licensee amounting to more than five percent (5%) shortfall of the amount due during the given calendar quarter, Licensee shall reimburse Lynx for the reasonable costs of such audit. Any audit shall be performed by a mutually acceptable accounting auditor. Such audit may also include Lynx technical personnel, as approved by Licensee.

4.   PROPRIETARY RIGHTS
     -------------------

     4.1  Source Code, Software Tools and ODE. Licensee shall not be an owner of
          ------------------------------------
any copies of the Source Code, Software Tools or ODE, but, rather, is granted particular rights pursuant to this Agreement. Licensee acknowledges and agrees that, as between Licensee and Lynx, all right, title and interest in the Source Code, Software Tools and ODE, and any part thereof, including, without limitation, all rights to patent, copyright, trademark and trade secret rights and all other intellectual property rights therein and thereto, and all copies thereof, in whatever form, including any written documentation and all other material describing such Source Code, Software Tools and ODE, shall at all times remain solely with Lynx and its Licensor(s), except as otherwise stated in
Section 8.1 herein.

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

     4.2  Licensee Modifications. Notwithstanding the foregoing, Licensee shall
          -----------------------
retain all right, title and interest in and to modifications to the Source Code, Software Tools and ODE made by Licensee pursuant to the license granted herein above, subject always to Lynx's ownership rights in the underlying Source Code, Software Tools and ODE.

5.   CONFIDENTIALITY
     ---------------

     5.1  General. Lynx represents and  Licensee agrees that the Source Code,
          --------
Software Tools and ODE constitute the confidential and proprietary trade secrets of Lynx or its licensors, and that Licensee's protection thereof is essential to this Agreement and is a condition of Licensee's use and possession of the Source Code, Software Tools and ODE. Licensee represents and Lynx agrees that the Derivative Product and the design information related to the Derivative Product are confidential and proprietary trade secrets of Licensee, subject always to Lynx's or its licensors' ownership and proprietary trade secret rights in the underlying Source Code, Software Tools and ODE, and that Lynx's protection thereof, is essential to this Agreement. Licensee shall retain in strict confidence any and all elements of the Source Code, Software Tools and ODE and use the Source Code, Software Tools and ODE only as expressly licensed herein. Licensee agrees that it will under no circumstances distribute or in any way disseminate or disclose the Source Code, Software Tools and ODE to third parties, except as expressly provided in this Agreement. Lynx shall retain in strict confidence any and all elements of the Derivative Product and the design information related to the Derivative Product.
In addition, both parties acknowledge that by reason of their relationship to each other they will have access to certain information and materials concerning the other's business, plans, customers, technology, and/or products that is confidential and of substantial value to that party, which value would be impaired if such information were disclosed to third parties. Each party agrees that it will not use in any way for its own account or the account of any third party, nor disclose to any third party, any such confidential information revealed to it by either party, and will take every reasonable precaution to protect the confidentiality of such information. Upon request by either party, the other party will advise whether or not it considers any particular information or materials to be confidential. In the event of termination of this Agreement, there will be no use or disclosure by either party of any confidential information. Neither party will at any time manufacture or have manufactured any devices, components or assemblies or any other items tangible or intangible, utilizing any of the other party's confidential information. The parties shall be relieved of their obligation of confidentiality to the extent that:
a) such information was in the public domain at the time it was disclosed or has become in the public domain through no fault of the receiving party;
b) such information is already in the possession of the receiving party without obligation of confidentiality prior to the receipt from the disclosing party;
c) such information is independently developed by the receiving party without any breach of confidentiality;
d)   such information is rightfully received by the receiving party;
e) such information is released for disclosure by one party with the other party's written consent; or
f) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided however, that the receiver shall provide prompt notice thereof to the discloser to enable the discloser to seek a protective order or otherwise prevent or restrict such disclosure.

     5.2  Notification. Each party agrees to notify the other promptly in the
          -------------
event of any breach of its security under conditions in which it would appear that the Source Code, Software Tools and ODE, the Derivative Products or the confidential information were prejudiced or exposed to loss. Each party shall, upon request of the other, take all other reasonable steps necessary to recover any compromised Source Code, Software Tools and ODE, Derivative Products or confidential information disclosed to or placed in the possession of the other party by virtue of this Agreement. The cost of taking such steps shall be borne solely by party responsible for the breach.

     5.3  Remedies. Licensee acknowledges that any breach of any of its
          ---------
obligations to protect the Source Code as

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

described under this Section 5, may cause or threaten irreparable harm to Lynx, and accordingly, Licensee agrees that in such event, Lynx shall be entitled to seek equitable relief to protect its interest therein, including but not limited to preliminary and permanent injunctive relief, as well as money damages.

6.   WARRANTY & DISCLAIMER
     ---------------------

     6.1 LYNX REPRESENTS AND WARRANTS THAT LYNX OWNS ALL RIGHTS AND TITLE TO THE SOURCE CODE, SOFTWARE TOOLS AND ODE OR OTHERWISE HAS SUFFICIENT RIGHTS TO GRANT LICENSEE THE LICENSES GRANTED HEREIN. LYNX FURTHER WARRANTS THAT, FOR A PERIOD OF NINETY (90) DAYS FROM THE EFFECTIVE DATE, THE MEDIA ON WHICH THE SOURCE CODE, SOFTWARE TOOLS AND ODE IS FURNISHED UNDER NORMAL USE WILL BE FREE FROM DEFECTS IN MATERIALS AND WORKMANSHIP. LYNX'S ENTIRE LIABILITY, AND LICENSEE'S EXCLUSIVE REMEDY, UNDER THIS WARRANTY WILL BE, AT LYNX'S OPTION, TO REPLACE THE MEDIA.

     6.2 LYNX WARRANTS THAT, AS OF THE EFFECTIVE DATE, ALL THE SOURCE CODE, SOFTWARE TOOLS AND ODE WILL WORK WITH EACH OTHER AS DESCRIBED IN THE DOCUMENTATION PROVIDED WITH THE SOURCE CODE, SOFTWARE TOOLS AND ODE, AND AS STATED IN THE FOLLOWING:
LYNX REPRESENTS AND WARRANTS THAT THE ODE WILL WORK WITH EACH INDIVIDUAL SOFTWARE TOOL (TOTAL VIEW, TIME SCAN AND INSURE ++). LYNX DOES NOT INTEND FOR THE SOFTWARE TOOLS TO WORK TOGETHER AND LYNX, THEREFORE, DOES NOT WARRANT THAT THEY WILL. EXCEPT FOR THE EXPRESS, LIMITED WARRANTIES SET FORTH IN THIS AGREEMENT, THE SOURCE CODE, SOFTWARE TOOLS AND ODE ARE PROVIDED WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND LYNX HEREBY DISCLAIMS ALL WARRANTIES OTHER THAN THOSE EXPRESS, LIMITED WARRANTIES SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. LYNX DOES NOT WARRANT THAT USE OF THE SOURCE CODE, SOFTWARE TOOLS AND ODE WILL BE UNINTERRUPTED OR ERROR FREE, WILL MEET LICENSEE'S REQUIREMENTS, OR THAT THEY WILL OPERATE WITH THE COMBINATION OF HARDWARE AND SOFTWARE SELECTED BY LICENSEE, EXCEPT AS DESCRIBED ABOVE.

     6.3 LYNX warrants that the Software Tools and ODE, when used in accordance with all Lynx supplied documentation are designed to accurately process date/time calculations (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, between the years 1999 and 2000 and during a leap year and that the products and services provided by Lynx will operate during each such time period without error or detraction of functionality or performance relating to date data.

In the event that the Software Tools or ODE is not Year 2000 Ready, Lynx will provide to Licensee an appropriate enhancement (at no extra cost) for the affected Lynx product as described in the Priority Software Support Agreement effective June 8, 1999 by and between the parties. Lynx's subsequent releases of the affected Lynx product will also include the enhancement.

Lynx further represents and warrants that, if applicable:
a) that the Software Tools and ODE will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data, which represents or references different centuries or more than one century;
b) that the Software Tools and ODE have been designed to ensure Year 2000 compatibility, including, but not limited, to date data century recognition, calculations, which accommodate same century and multi-century formulas an date values, and date data interface values that reflect the century.
c) that the Software Tools and ODE will manage and manipulate data involving dates, including single century formulas, multi-century formulas and leap year, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates.

d) that the Software Tools and ODE provide all date-related interface functionalities and data fields including the century indication.


7.   TERM AND TERMINATION
     --------------------

     7.1  Term. This Agreement shall become effective upon the Effective Date
          ----
and shall remain in effect for a term of [*] ([*]) years, whereupon this Agreement shall terminate without notice unless the parties agree in writing to extend the term of this Agreement prior to such expiration.

     7.2  Termination. This Agreement may be terminated by either party upon
          -----------
written notice if the other party (i) Breaches any term or condition of this Agreement and fails to remedy the breach within sixty (60) days (or within such other time as the parties may agree) after being given notice thereof; (ii) becomes the subject of any voluntary or involuntary proceeding under the U.S. Bankruptcy Code or state insolvency proceeding and such proceeding is not terminated within sixty (60) days of its commencement, (iii) ceases to be actively engaged in business. Additionally, Licensee shall have the right to terminate this Agreement upon ninety (90) days written notice to Lynx.

     7.3  Effect of Termination. Should this Agreement expire or be terminated
          ---------------------
for any reason,

          (a) the licenses granted to Licensee hereunder shall terminate provided that Licensee may continue to distribute Binary Distributables as part of those Derivative Products in production upon the expiration of this Agreement (but not including new models, upgrades, line extensions, updates or any new products of any kind) for so long as such Derivative Products are supported by Licensee. Such right shall terminate with respect to each Derivative Product upon Licensee's discontinuation or replacement of each such Derivative Product in distribution upon expiration of this Agreement;

          (b) end users sublicensed hereunder shall be permitted continued use of the Derivative Product according to the terms of their sublicense agreements;

          (c) all distribution agreements with Sub distributors shall terminate concurrent with termination of this Agreement; and

          (d) Licensee shall promptly return or destroy all copies of the Source Code, Software Tools and ODE, including those in the possession of Licensee's Sub distributors, provided that Licensee may retain a reasonable number of copies of Source Code, Software Tools and ODE for use in supporting Derivative Products pursuant to (a) above.

     7.4  Survival of Certain Terms. The provisions of Sections 3, 4, 5, 6, 7,
          -------------------------
9, 10, 11, and 12 will survive the termination of this Agreement for any reason. In addition, termination of this Agreement shall not release Licensee from its liability to pay to Lynx any royalties which shall have accrued to Lynx at the time such termination becomes effective, or which accrue to Lynx after the notice of termination is given. All other rights and obligations of the parties will cease upon termination of this Agreement.

8.   TRADEMARK LICENSE
     -----------------

     8.1  Use. During the term of this Agreement, Licensee shall have the right
          ---
to indicate to the public that it utilizes the Binary Distributables in its computer hardware, and to advertise such utilization under the trademarks, marks, and trade names that Lynx may adopt from time to time ("Lynx's Trademarks"). Licensee shall reproduce any of Lynx's Trademarks marked in or on the Binary Distributables on each copy made by Licensee. Nothing herein shall grant to Licensee any right, title or interest in Lynx's Trademarks, and Licensee shall have no right to sublicense the rights to use Lynx's trademarks to Sub distributors or another third party. At no time during or after the term of this Agreement shall Licensee challenge or assist others to challenge Lynx's Trademarks existing as of the Effective Date.

     8.2  Approval of Representations. All representations of Lynx's Trademarks
          ---------------------------
that Licensee intends to use shall first be submitted to


[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Lynx for approval (which shall not be unreasonably withheld) of design, color, and other details or shall be exact copies of those used by Lynx. Lynx agrees to approve or disapprove of any representation of Lynx's Trademarks within fifteen
(15) business days of receipt of samples of such representation, provided failure of Lynx to respond within such fifteen (15) business day period shall be determined an approval. Licensee may not use any representation of Lynx's Trademarks unless they have been so approved by Lynx and only as approved by Lynx. If any of Lynx's Trademarks are to be used in conjunction with another trademark on or in relation to the Licensee Products, then Lynx's mark shall be presented equally legibly and equally prominently, but nevertheless separated from the other so that each appears to be a mark in its own right, distinct from the other mark.

9.   INDEMNIFICATION
     ---------------
Lynx hereby agrees to indemnify and hold harmless Licensee, its affiliates and their respective successors and assigns, and its and their respective directors, officers, agents and employees, from and against any and all direct damages and reasonable attorneys' fees and costs and expenses incident thereto to the extent such direct damages arise from (a) any defect in the design, workmanship or material of any Source Code, Software Tools and ODE delivered by Lynx to Licensee hereunder that was not caused by Licensee's modifications to the Source Code, Software Tools and ODE, and/or (b) any negligence (whether active or passive) or willful misconduct of Lynx, its contractors of any tier or its or their directors, officers, agents, or employees up to $1 Million maximum, of direct damages. In addition, Lynx shall indemnify and hold harmless Licensee, its affiliates and their respective successors and assigns, and its and their respective directors, officers, agents and employees, except for sole negligence of Licensee, its directors, officers, agents and employees, from and against any and all indirect, consequential, special and other damages (other than direct damages), claims, liabilities, losses, causes of action and judgments brought by any person, corporation, governmental entity or other entity not a party to this Agreement, whether arising from injury or death to persons or loss or damage to property or otherwise, up to the maximum value of all payments made under this Agreement. This indemnity shall survive the termination or expiration of this Agreement for a period of five (5) years.

10.  MAINTENANCE
     -----------

     Any obligation Lynx may have to provide support, updates or maintenance to the Licensee shall be pursuant to a separate Support Agreement between the parties. Licensee shall have the sole obligation to support all Derivative Product(s) distributed by Licensee.

11.  INTELLECTUAL PROPERTY  INFRINGEMENT INDEMNITY
     ---------------------------------------------

     11.1  Indemnity. Lynx hereby indemnifies Licensee, its successors, assigns,
           ---------
agents, customers, and users of the articles against all loss, damage, or liability, including costs and expenses, including attorneys' fees, which may be incurred on account of any suit, claim, judgment, or demand involving infringement or alleged infringement of any copyright, trademark, patent, trade secret or any other intellectual property rights in the manufacture, use, or disposition of any articles supplied hereunder in any form or media provided that Licensee provides Lynx with (i) prompt written notice of such claim or action, (ii) control and authority over the defense or settlement of such claim or action, provided that Licensee may offer assistance in connection therewith at Licensee's cost, and (iii) full information and reasonable assistance to defend and/or settle any such claim or action. In addition to the remedies for indemnification stated above, if a temporary or final injunction is entered, or Lynx believes, in its sole discretion, is likely to be entered prohibiting Licensee from exercising its right to use the Source Code, Software Tools and ODE granted hereunder, Lynx, at its sole option and expense, may either (a) procure for Licensee the right to use and distribute the Source Code, Software Tools and ODE as provided herein, (b) replace the Source Code, Software Tools and ODE with other non-infringing products; (c) suitably modify the Source Code, Software Tools and ODE so that it is not infringing; or (d) accept return of the Source Code, Software Tools and ODE and refund the amortized value of such Source Code, Software Tools and ODE to Licensee. Lynx will use its commercially reasonable efforts to resolve any such claims by executing subsections a, b and c above and subsection d shall be the resolution of last resort. Notwithstanding the foregoing, Lynx shall have no liability pursuant

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to this Section 11.1 for any cost or expense incurred by Licensee prior to
Lynx's assumption of control and authority of the investigation and defense of such suit, claim or demand as set forth above.

     11.2    Limitations.  Notwithstanding the provisions of Section 11.1 above,
             -----------
Lynx assumes no liability for infringement claims arising from (i) combination of the Source Code, Software Tools or ODE with other products not provided by Lynx, or (ii) the modification of the Source Code, Software Tools or ODE unless such modification was made by Lynx.

     11.3    Disclaimer. THE FOREGOING PROVISIONS OF THIS SECTION 11 STATES THE
             ----------
ENTIRE LIABILITY AND OBLIGATIONS OF LYNX AND THE EXCLUSIVE REMEDY OF LICENSEE, WITH RESPECT TO ANY ALLEGED OR ACTUAL INFRINGEMENT BY THE SOURCE CODE, SOFTWARE TOOL OR ODE OF ANY PATENT, COPYRIGHT, TRADE SECRET, TRADEMARK OR OTHER INTELLECTUAL PROPERTY RIGHT.

12.  GENERAL PROVISIONS
     ------------------

     12.1    Independent Contractors.  The relationship of Lynx and Licensee
             -----------------------
established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking. All financial obligations associated with each party's business are the sole responsibility of that party. All sales and other agreements between Licensee and its customers are Licensee's exclusive responsibility and shall not affect Lynx's obligations under this Agreement. Each party, pursuant to this subsection shall be solely responsible for, and shall indemnify, defend, and hold the other harmless of any costs, liabilities and expenses against all claims, damages, and lawsuits arising from the acts and omissions of the other, its employees, servants, agents or any of them.

     12.2    Governing Law.  This Agreement shall be interpreted and governed by
             -------------
the laws of the State of California, without reference to conflict of laws principles, but including the provisions of the Uniform Commercial Code of California. This Agreement specifically excludes the provisions of the 1980 United Nations Convention on Contracts for the International Sale of Goods and the U. N. Convention on the Limitation Period in the International Sale of Goods, as amended by Protocol.

     12.3    Jurisdiction.  For any disputes arising out of this Agreement the
             ------------
parties consent to the personal and exclusive jurisdiction of, and venue in, the state or federal courts within Los Angeles County, California.

     12.4    Modification.  No modification to this Agreement, nor any waiver of
             ------------
any rights, shall be effective unless assented to in writing signed by the parties.

     12.5    Assignment. This Agreement and any rights and obligations provided
             ----------
hereunder are not assignable without the prior written consent of the other. Any attempt at assignment without such consent shall be invalid and of no force and effect. In the case of any permitted assignment or transfer of or under this Agreement, this Agreement or the relevant provisions shall be binding upon, and inure to the benefit of, the successors, executors, heirs, representatives, administrators, and assigns of the parties hereto.

     12.6    Governmental Consent. Licensee represents and warrants that no
             --------------------
consent, approval or authorization of or designation, declaration or filing with any governmental authority is required in connection with the valid execution of this Agreement.

     12.7    Compliance with U.S. Export and Re-export Controls. The parties and
             --------------------------------------------------
their agents and employees shall not disclose, transfer, export, or re-export, directly or indirectly, item or information provided to it by the other party (or direct products thereof) provided under this Agreement to any destination, end user, or end use prohibited under the U.S. Export Administration Regulations or any other applicable export control laws, without the prior written approval of the U.S. Department of Commerce or other relevant agency. Lynx shall be responsible for obtaining the required export licenses or other approvals from the government of the country of the country of origin for items it is responsible for delivering under this

Agreement. This clause shall survive termination or lapse of the Agreement.

     12.8    U.S. Government Restricted Rights.  The Source Code, Software Tools
             ----------------------------------
and ODE are provided with RESTRICTED RIGHTS. Use, duplication or disclosure of the Software and accompanying documentation by the Government is subject to restrictions as set forth in subparagraph (c)(1)(ii) of the Rights clause in Technical Data and Computer Software clause at DFARS 252.227-7013 or in subparagraphs (c)(1) and (2) of the Commercial Computer Software -- Restricted Rights at 48 CFR 52.227-19, as applicable. Contractor/ Manufacturer is Lynx Real-Time Systems, Inc., 2239 Samaritan Drive, San Jose, California 95124.

     12.9    Severability.  If any provision of this Agreement is held to be
             ------------
invalid by a court of competent jurisdiction, then the remaining provisions will nevertheless remain in full force and effect. The parties agree to re-negotiate in good faith any term held invalid and to be bound by the mutually agreed substitute provision.

     12.10   No Waiver. Any and all failures, delays, or forbearances of either
             ---------
party in insisting upon or enforcing at any time or times any of the provisions of this Agreement, or to exercise any rights or remedies under this Agreement, shall not be construed as a waiver or relinquishment of any such provisions, rights or remedies in those or any other instances; rather, the same shall be and remain in full force and effect. A waiver of a breach of any provision hereof shall not constitute a waiver of any other breach.

     12.11   Notices. Any notices required to be given under this Agreement
             -------
shall be in writing and addressed to the respective party at the address shown below or such other address as may be provided by each party from time-to-time. Notices shall be effective when received and shall be sent by certified or registered mail, return receipt requested, by electronic means when acknowledged by the receiving party or by overnight courier.

Rockwell Collins, Inc.
400 Collins Road, NE,
Cedar Rapids, IA 52498
Attn: Subcontracts Manager

Lynx Real-Time Systems, Inc.
2239 Samaritan Drive
San Jose, CA 95124
Attn: Contract Administration Manager

     12.12   Dispute Resolution  The parties will attempt to settle any claim or
             ------------------
controversy arising out of this Agreement through good faith negotiations and mutual cooperation. If those attempts fail, then the dispute will be first submitted to a mutually acceptable neutral advisor for mediation. Neither party may unreasonably withhold acceptance of such an advisor, and selection of the advisor shall be made within forty-five (45) days after written notice by one party demanding such resolution. The cost of such mediation shall be shared equally by both parties. Any dispute, which cannot be resolved between the parties within one hundred eighty (180) days of the date of the initial demand by either party for such mediation, shall be finally determined by the courts. The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. Nothing in this paragraph shall prevent either party from resorting to judicial proceedings if: (A) good faith efforts to resolve a dispute under these procedures have been unsuccessful; or (B) interim resort to a court is necessary to prevent serious and irreparable injury to a party or to others. This section shall not apply to claims or disputes relating to intellectual property rights.

     12.13   Rights and Remedies  The rights and remedies provided both parties
             -------------------
pursuant to this Agreement shall be cumulative and in addition to any other rights and remedies provided by law or equity. A waiver of a breach of any provision hereof shall not constitute a waiver of any other breach.

     12.14   Compliance with Laws  Both parties warrant that it will comply with
             --------------------
all federal, state, and local laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order or permit applicable to their performance under this Agreement

     12.15   Release of News Information and Advertising  Except as permitted
             -------------------------------------------
under this Agreement, neither party shall, without the prior written consent of the other party: (a) make any news release, public announcement, denial or confirmation of all or any part of the subject matter of this Agreement, or (b) in any manner advertise or publish the fact that the parties have entered into this Agreement.

     12.16   Gratuities  Seller warrants that neither it nor any of its
             ----------
employees, agents or representatives has offered or given any gratuities to Buyer's employees, agents or representatives with a view toward securing this Agreement or securing favorable treatment with respect thereto.

     12.17   Entire Agreement.  This Agreement, constitutes the entire and
             ----------------
exclusive Agreement between the parties hereto with respect to the subject matter hereof and supersedes and cancels all previous registrations, agreements, commitments and writings in respect of the subject matter hereof.

LYNX REAL-TIME SYSTEMS, INC.

By: /s/ Bhupi Singh
   ---------------------------

Print Name: Bhupi Singh
           -------------------

Title: V.P. Finance and CFO
      ------------------------

Date: 6/9/99
      ------------------------


ROCKWELL COLLINS, INC.

By: /s/ Cynthia A. Shaw
   ---------------------------

Print Name: Cynthia A. Shaw
           -------------------

Title: Subcontract Specialist
      ------------------------

Date: June 8, 1999
      ------------------------

                                   EXHIBIT A

        SOURCE CODE SOFTWARE LICENSE & DERIVATIVE PRODUCT DISTRIBUTION
                                    EXHIBIT
________________________________________________________________________________

This Exhibit A is attached to, made part of and governed by the SOFTWARE LICENSING AGREEMENT SOURCE CODE LICENSE AND DERIVATIVE PRODUCT DISTRIBUTION effective June 8, 1999 by and between Lynx Real-Time Systems, Inc., a California corporation with principal offices at 2239 Samaritan Drive, San Jose, CA 95124 ("Lynx"), and Rockwell Collins, Incorporated, a Delaware corporation, with offices at 400 Collins Road, NE, Cedar Rapids, IA 52498 ("Licensee").

License. Subject to the terms and conditions of this Agreement, Lynx hereby
--------
grants to Licensee a nontransferable, world-wide and non-exclusive license to:
     1) use the Source Code, Software Tools and ODE for internal development purposes;

     2) modify and prepare Derivative Products from the Binary Distributables;

     3) produce copies of the Binary Distributables and to use and distribute copies of the Binary Distributables in accordance with this Agreement. Licensee may create a Derivative Product for resale, internal use and/or distribution, subject to the payment of royalties and the other terms and conditions hereof.

Licensee may:
  a. have up to the number of simultaneous users as the number of copies licensed for each product: the Source Code, Software Tools and ODE;
  b. make one (1) copy of the Software Tools and ODE in machine readable form and one (1) copy of the Source Code for backup purposes, provided that Licensee reproduces all proprietary notices on the copy; and
  c. physically transfer the Source Code, Software Tools and ODE from one computer to another, provided that the Source Code, Software Tools and ODE are used, simultaneously, by no more than the number of users licensed for each product and pursuant to the restrictions described in the Source Code License Restrictions section of Exhibit B.

Any purchase order providing for the purchase of Source Code, Software Tools or ODE shall reference this Software License and Derivative Product Distribution Agreement on its face.

Licensee is authorized to grant sublicenses to end-users for the use of Derivative Products, provided that each sub-licensee enters into a written agreement ("Sublicense Agreement") which contains provisions no more broad than those set forth in Exhibit C hereto.

Licensee may grant to a third party ("Distributor") a right to make and/or sublicense copies of the Derivative Products provided that each Distributor enters into a written agreement ("Distributor Agreement") which includes terms and conditions no more broad than those set forth in Exhibit C hereto.

Licensee shall use its best efforts to enforce the agreements with Distributors and customers specified in this Sub-licensing Agreement.

License Fee.  Licensee agrees to pay the Source Code, Software Tools and ODE
-----------
license fees as defined in Exhibit B. There is no initial license fee for re-distribution of Derivative Products.

Royalties.  In consideration of the rights granted Licensee hereunder, for each
---------
copy of the Binary Distributables used, sold or distributed by Licensee or its Distributors, Licensee shall pay Lynx a per copy royalty as set forth in Exhibit B attached hereto. Royalties due on copies of a Derivative Product distributed through Sub-distributors shall be due upon transfer of the Derivative Product by Licensee to the Sub-distributor.

Third Party Contractors.  Licensee may appoint a third party contractor
------------------------
("Contractor") to assist Licensee in Licensee's modification of the Source Code, Software Tools or ODE as authorized hereunder; provided that any such Contractor's access to and use of the Source Code, Software Tools and ODE shall only be permitted pursuant to a signed written agreement between Licensee and such Contractor granting such Contractor rights no broader than those granted Licensee in this Agreement and including provisions incorporating the additional requirements set forth below:

(a) Any claim, demand or right of action arising on behalf of a Contractor from furnishing to it or use by it of Source Code, Software Tools and ODE shall be solely against Licensee. This provision in no way restricts any rights Licensee may have against Lynx pursuant to this Agreement, under law or in equity.

(b) Contractor may not retain any copy of the Source Code, Software Tools and ODE or any modification or derivative work thereof and, upon completion of the project for which Contractor was permitted access to the Source Code, Software Tools and ODE or termination of this Agreement, then (i) all copies of Source Code, Software Tools and ODE furnished to such Contractor or made by such Contractor and (ii) all copies of any modifications or derivative works made by such Contractor based on such Source Code, Software Tools and ODE shall be returned to Licensee or destroyed including any copies stored in any computer memory or storage medium. A written document executed by an authorized representative of Licensee shall be provided to Lynx certifying that the Contractor has returned or destroyed all copies of the Source Code, Software Tools and ODE in its possession or control.

(c) Unless Contractor obtains a license for the Source Code, Software Tools and ODE from Lynx, Contractor may not acquire any ownership interest in any modification or derivative work prepared by such Contractor based upon or using Source Code, Software Tools and ODE licensed to Licensee under this Agreement.

Modifications.  Modifications made by Licensee shall be the property of
--------------
Licensee; subject in each case to Lynx's ownership of the Source Code, Software Tools and ODE provided; however, that any portion of the Source Code, Software Tools and ODE included in the Derivative Products remains subject to the provisions of this Agreement, and shall bear the proprietary notice set forth in Exhibit E.

Reservation.  Lynx reserves all rights and licenses not expressly granted to
------------
Licensee.

ADDITIONAL OBLIGATIONS:
-----------------------

Delivery.  Within fifteen (15) days after Lynx receives the purchase order for
---------
the Source Code, Software Tools and ODE specified in Exhibit B, Lynx will furnish to Licensee one (1) copy of such Source Code, Software Tools and ODE in the media identified in Exhibit B.

                                   EXHIBIT B

                        PRODUCT LIST & PRICING SCHEDULE
                        -------------------------------

This Exhibit B is attached to, made part of and governed by the SOFTWARE LICENSING AGREEMENT SOURCE CODE LICENSE AND DERIVATIVE PRODUCT DISTRIBUTION effective June 8, 1999 by and between Lynx Real-Time Systems, Inc., a California corporation with principal offices at 2239 Samaritan Drive, San Jose, CA 95124 ("Lynx"), and Rockwell Collins, Incorporated, a Delaware corporation, with offices at 400 Collins Road, NE, Cedar Rapids, IA 52498 ("Licensee").


     Source Code Pricing

     The source product includes only the source, documentation, source media, and support material. Cygnus and other Free Software Foundation source code can be provided at no charge in accordance with the GNU licensing agreement. Cygnus and other Free Software Foundation source code is not licensed to Licensee under this Agreement.

     ------------------------------------------------------------------------------------------------------------
                                              Lynx Source Code Products
     ------------------------------------------------------------------------------------------------------------
              Product Number                         Software Package Description                  Single Copy
     ===========================================================================================================-
      A-OSS-PPC-301                     LynxOS 3.0.1 Development Operating System Source Code           $[*]
                                        -----------------------------------------------------
                                        Includes the source for the PowerPC; also includes
                                        test suites, electronic (FrameMaker) versions of the
                                        LynxOS documentation, and media. PowerPC contains the
                                        following board support packages CT1, CT2, FP1, MB1,
                                        MC1, MP1, MP2.
     ------------------------------------------------------------------------------------------------------------
      A-NFF-PPC-301                     NFS Client and Server Source Code                               $[*]
                                        ---------------------------------
                                        Includes documentation, and media
     ------------------------------------------------------------------------------------------------------------

     Note 1:   Cpu refers to x86, PPC, 68K, or USP
     Note 2:   All prices are F.O.B San Jose, California.
     Note 3:   Source for CBSP boards is not available
     Note 4: For software products use IDACR 3 and for support products use IDACR 0.

     Source Code License Restrictions

     Each source code license comes with the following restrictions:

     .  Each source code license is limited to a specific project
     . Each source code license is limited to a single copy and to a single CPU . Source code licenses are tied to a specific LynOS product version release
     . Source code licenses are not transferable to other projects within a customer's organization or to other organizations

[*]=CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Production and Prototype Licensing
----------------------------------


Run-Time configuration
   Each run-time license comes with the following restrictions:
 . Each run-time license is limited to a single copy for a specified hardware platform.

   Run-time Pricing for LynxOS is based on the kernel configuration. Additional RTOS components may incur an additional run-time license fee. The table below lists the royalty bearing components and the LynxOS Kernel configurations on which they are supported. The next to the last alpha-numeric set of digits in the model number is the target processor reference, i.e., either ppc for Power PC (601, 603, 603e, 604, 604r, 750, 760, PowerQUICC MPC860 and MPC821)
   or x86 for the Intel x86 processor family.


Production Pricing
The following table describes the Licensee's corporate-wide LynxOS Run-Time pricing. Note that the following conditions apply:

1. The "per unit" pricing presented is based on a single blanket purchase order.
2. The volume commitment is over a ten (10) year period, commencing upon the initial production shipment of any product using a LynxOS.
3. Individual projects or groups of projects that can aggregate volumes together and make a commitment on one blanket purchase order may take advantage of the higher volume pricing for those projects.
4.  The pricing schedule below for Run-Time licenses will be firm for ten
    (10) years from the date of the initial Licensee production shipment of any LynxOS Run-Time kernel.

Rockwell Collins, Inc. LynxOS Run-Time
------------------------------------------------------------------------------------------------------------
                      Volume                                 To [*]                     [*] to [*]
-------------------------------------------------------------------------------------------------------------
Model Number                    Description             Per Unit Royalty             Per Unit Royalty
-------------------------------------------------------------------------------------------------------------
L-K5-PPC-301               POSIX Plus w/NFS C/S               $[*]                         $[*]
-------------------------------------------------------------------------------------------------------------

Note: POSIX Plus w/NFS C/S is sufficient for a production system requiring a read/write file system, but not a shell nor the shell utilities, the NFS C/S allows LynxOS the ability to perform either client or server accesses to remote systems via a network.


[*]
---
Lynx Real-Time Systems will supply a quantity of [*] licenses to Rockwell Collins at the agreed upon [*]. These licenses can be [*] to [*] licenses [*] for revenue and will [*] towards the Volume.

LynxOS Tools
------------

The LynxOS Open Development Environment (ODE) includes LynxOS, X-Windows and Motif, a cross development kit (one of SunOS 4.1.x/5.x, AIX 4.1, or Windows95/NT 4.0) PosixWorks Desk, documentation and media.

Licensee can license additional LynxOS Open Development Environment Licenses, in single license quantities, based on pricing established below.

Note that the Open Development Environment is limited to a single processor type.

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPERATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

----------------------------------------------------------------------------------------------------------
  Licenses         Product Number                    Product Description                   Product Price
-----------------------------------------------------------------------------------------------------------
      1            A-ODEW-FP14-301           LynxOS Open Development Environment               $[*]
-----------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------

     TotalView


The TotalView Debugger supports the x86, PowerPC, MBX860, 68K, and microSPARC microprocessors. This product is available in native and cross development versions. Both SunOS 4.1.x/5.x and AIX 4.1 are supported for cross development. This product includes TotalView, documentation and media. Licensee can license additional TotalView Licenses, in single license quantities, based on pricing established below.


----------------------------------------------------------------------------------------------------------
  Licenses        Product Number                 Product Description                   Product Price
----------------------------------------------------------------------------------------------------------
      1           A-TVN-PPC4-301                      TotalView                             $[*]
----------------------------------------------------------------------------------------------------------


     TimeScan

TimeScan is an event-based tracing and performance analysis tool. It supports multiprocess multithreaded and multiprocessor applications with event logging at a microsecond or better resolution. This product includes TimeScan, documentation and media. Licensee can license TimeScan, in single license quantities, based on pricing established below.


----------------------------------------------------------------------------------------------------------
  Licenses         Product Number                 Product Description                  Product Price
----------------------------------------------------------------------------------------------------------
      1        A-TSN-PPC4-301                           TimeScan                            $[*]
----------------------------------------------------------------------------------------------------------


     Insure++

LynxInsure++ supports the x86 and PowerPC microprocessors. This product is available in a native development version only. This product includes LynxInsure++ software, documentation, and media. Licensee can license LynxInsure++, in single license quantities, based on pricing established below.


----------------------------------------------------------------------------------------------------------
  Licenses        Product Number                 Product Description                   Product Price
----------------------------------------------------------------------------------------------------------
      1        A-LIP-PPCD-301                        LynxInsure++                           $[*]
----------------------------------------------------------------------------------------------------------

[*] = CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPERATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

                        END-USER SUBLICENSE RESTRICTIONS
                        --------------------------------

This Exhibit C is attached to, made part of and governed by the SOFTWARE LICENSING AGREEMENT SOURCE CODE LICENSE AND DERIVATIVE PRODUCT DISTRIBUTION effective June 8, 1999 by and between Lynx Real-Time Systems, Inc., a California corporation with principal offices at 2239 Samaritan Drive, San Jose, CA 95124 ("Lynx"), and Rockwell Collins, Incorporated, a Delaware corporation, with offices at 400 Collins Road, NE, Cedar Rapids, IA 52498 ("Licensee").

          All end user sublicenses for the Binary Distributables and Derivative Products shall include provisions that are no more broad than the following:

          (1) only a worldwide, non-exclusive right to use the Binary Distributables on or with a single designated Derivative Product is granted to such end user;

          (2) Licensee or its supplier retains all title to the Binary Distributables and Derivative Product, and all copies thereof, and no title to the Binary Distributables or Derivative Products, or any intellectual property in the Binary Distributables or Derivative Products, is transferred to such end user;

          (3) the end user may not copy the Binary Distributables or Derivative Products, except for one (1) copy for backup or archival purposes only and only as necessary to use the Binary Distributables on the designated Derivative Product, and that all such copies including documentation shall contain all copyright and other proprietary notices or legend of Licensee and its supplier; and that no additional copies of the documentation may be made by the end user;

          (4) the end user agrees not to reverse assemble, decompile, or otherwise attempt to derive source code from the Binary Distributables or Derivative Products;

          (5) the end user agrees to comply with all export and re-export restrictions and regulations of the Department of Commerce or other United States agency or authority, and not to transfer, or authorize the transfer, of the Binary Distributables or Derivative Products to a prohibited country or otherwise in violation of any such restrictions or regulations;

          (6) the end user agrees not to separate any Java(R) technology from the Binary Distributables or Derivative Products or use the Java(R) technology except in connection with the Binary Distributables or Derivative Products.

          (7) the end user may transfer the Binary Distributables to a transferee in connection with the transfer of the designated Derivative Product in which it is incorporated, and such transfer is subject to the restrictions contained herein;

          (8) Although the Binary Distributables and Derivative Products are or may be copyrighted, they are or may be unpublished and contain proprietary and confidential information of Licensee and its supplier and is considered by Licensee and its supplier to contain trade secrets, and the end user shall agree to hold the Binary Distributables and Derivative Products in confidence.
Without limiting the foregoing, the end user shall agree to protect the Binary Distributables and Derivative Products at least to the same extent that the end user protects its own similar confidential information and to take all reasonable precautions to safeguard the confidentiality of such Binary Distributables and Derivative Products. The end user shall further agree not to use the Binary Distributables or Derivative Products to develop competitive systems or derivative products, or for any other purpose except the operation of the designated Derivative Product; and

          (9) NEITHER THE LICENSEE NOR THE LICENSEE'S SUPPLIER SHALL BE LIABLE TO THE END USER FOR ANY GENERAL, SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, OR OTHER DAMAGES ARISING OUT OF THE SUBLICENSE OF THE BINARY DISTRIBUTABLES OR DERIVATIVE PRODUCTS.

                                   EXHIBIT D

                           SOURCE CODE LICENSED USERS
                           --------------------------

This Exhibit D is attached to, made part of and governed by the SOFTWARE LICENSING AGREEMENT SOURCE CODE LICENSE AND DERIVATIVE PRODUCT DISTRIBUTION effective June 8, 1999 by and between Lynx Real-Time Systems, Inc., a California corporation with principal offices at 2239 Samaritan Drive, San Jose, CA 95124 ("Lynx"), and Rockwell Collins, Incorporated, a Delaware corporation, with offices at 400 Collins Road, NE, Cedar Rapids, IA 52498 ("Licensee").


LICENSED USERS:           1
                        ---------

SOFTWARE DESCRIPTION:   LynxOS 3.0.1 Development Operating System Source Code
                        ------------------------------------------------------

SERIAL NUMBERS:               77797
                        ------------------------------------


LICENSED USERS:            1
                        ---------

SOFTWARE DESCRIPTION:   NFS Client and Server Source Code
                        ----------------------------------

SERIAL NUMBERS:              77798
                        ------------------------------------

                                   EXHIBIT E

                               PROPRIETARY NOTICE
                               ------------------


This Exhibit E is attached to, made party of and governed by the SOFTWARE LICENSING AGREEMENT SOURCE CODE LICENSE AND DERIVATIVE PRODUCT DISTRIBUTION effective June 8, 1999 by and between Lynx Real-Time Systems, Inc., a California corporation with principal offices at 2239 Samaritan Drive, San Jose, CA 95124 ("Lynx"), and Rockwell Collins, Incorporated, a Delaware corporation, with offices at 400 Collins Road, NE, Cedar Rapids, IA 52498 ("Licensee").

                                  CONFIDENTIAL

Licensee agrees to place the statutory copyright notice on the Derivative Products and Documentation at all locations specified below. This notice consists of the word "Copyright", or the abbreviation "Copr.", followed by the symbol C, in a circle, the year of the first public distribution of the Derivative Products; and the copyright proprietor's name. This notice of the Derivative Products as of the date of this Agreement is:

                              Copyright (c) 1991
                              Lynx Real-Time Systems, Inc.
                              All Rights Reserved


The notice shall be applied to all tangible copies of the Derivative Products, including all versions in human or machine readable form. It shall also be included on labels applied to disks, magnetic tape, etc., embodying the Derivative Products and their container. In addition, the operating system in each computer will display the above notice whenever the display is first actuated.

The notice shall also be included on or near the first page of the Documentation.

Licensee may add Licensee's name in the copyright notice on any copy of the Derivative Product or Documentation, which has been modified by Licensee.